EXHIBIT 23
           Deloitte &
           Touche LLP
                (logo)   Two Prudential Plaza     Telephone: (312) 946-3000
                         180 North Stetson Avenue Facsimile: (312) 946-2600 Chicago, Illinois 60601








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-52157 of Norwest Financial, Inc. on Form S-3 of our report dated January 13, 1995, appearing in this Annual Report on Form 10-K of Norwest Financial, Inc. for the year ended December 31, 1994.


\s\ Deloitte & Touche LLP

March 10, 1995

























Deloitte Touche
Tohmatsu
International